Exhibit (j)(1)
                              Lilling & Company LLP
                          Certified Public Accountants


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion by reference in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of The Internet Fund, Inc. of our report dated February 15, 1999 on our examination of the financial statements of such Company. We also consent to the reference to our firm in such Post-Effective Amendment.

/s/ Lilling & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

February 15, 1999


                Ten Cutter Mill Road, Great Neck, NY 11021-3201
                     o (516) 829-1099 o Fax (516) 829-1065